UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 13, 2012

ITC Holdings Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	001-32576	32-0058047
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

27175 Energy Way, Novi, Michigan		48377
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-946-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of 2012 Cash Bonus Performance Measures

On February 13, 2012, the Compensation Committee (the "Committee") of the Board of Directors of ITC Holdings Corp. (the "Company") determined that employees will be eligible for cash bonuses for 2012 performance under a corporate bonus plan adopted pursuant to the Company’s Second Amended and Restated 2006 Long Term Incentive Plan (the "LTIP"), based on the achievement of Company performance goals based on fewer than targeted lost work days for safety reasons, fewer than targeted recordable safety incidents, compliance with mandatory reliability standards, fewer than targeted outages, completion of priority maintenance activities, completion of targeted capital projects, lower than targeted operating and maintenance expenses, and higher than targeted Earnings Before Interest and Taxes (EBIT) plus Allowance for Funds Used During Construction (AFUDC). If all of these goals are fully achieved, bonuses would be paid to executive officers in amounts equal to the target amounts, as a percentage of base salary, established by the Committee, which are for the Company’s executive officers, as follows: Joseph L. Welch, President and Chief Executive Officer, 125%; Linda H. Blair, Executive Vice President and Chief Business Officer, 100%; Cameron M. Bready, Executive Vice President, Treasurer and Chief Financial Officer, 100%; Jon E. Jipping, Executive Vice President and Chief Operating Officer, 100%; and Daniel J. Oginsky, Senior Vice President and General Counsel, 100%.

In addition, a performance multiplier based on the Company’s total return to shareholders compared to Dow Jones Utility Average companies will be applied to the executive officers’ bonus target if total return to shareholders is a positive number. The multiplier will be determined by comparing the Company’s 2012 total return to shareholders to the total return to shareholders of each of the companies that comprise the Dow Jones Utility Average index. Based on the Company’s 2012 total return to shareholders, to the extent it ranks within the 51st to 100th percentile as compared to the companies that comprise the Dow Jones Utility Average index, the multiplier will be in the range of 1.2 to 2.0.

Item 8.01 Other Events.

Declaration of Dividend

On February 14, 2012, the Board of Directors of the Company declared a quarterly cash dividend of $0.3525 per common share, payable on March 15, 2012 to shareholders of record on March 1, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC Holdings Corp.

February 16, 2012	By:	/s/ Daniel J. Oginsky

Name: Daniel J. Oginsky
Title: Senior Vice President and General Counsel